RUDOLPH TECHNOLOGIES REPORTS

2018 FOURTH QUARTER and FULL YEAR RESULTS

•Fourth quarter revenue growth driven by inspection systems increasing 20 percent

•Full year 2018 produced fourth consecutive record revenue

WILMINGTON, MASSACHUSETTS (February 4, 2019) – Rudolph Technologies, Inc. (NYSE: RTEC), a leading provider of semiconductor process control systems, lithography equipment, as well as process control and yield management software for wafer fabs and advanced packaging facilities, today announced financial results for the 2018 fourth quarter and full year.

2018 Fourth Quarter Highlights

•	Revenue of $62.8 million grew 4 percent over both the 2018 third quarter and prior year period against industry headwinds.
•	Orders received for 12 Dragonfly™G2 systems for advanced packaging inspection and metrology just months after being introduced at SEMICON® Taiwan.
•	Backlog of over $13 million for new NovusEdge™ wafer macro inspection systems after the first systems shipped in the fourth quarter.
•	Orders received for $15 million of process control systems from major memory manufacturer transitioning high-end, stacked DRAM products to advanced packaging using copper pillar interconnects.

2018 Year-End Highlights

•	Fourth consecutive record revenue of $273.8 million grew 7 percent over 2017 full year.
•	Gross margin increases year over year to 54 percent on strong software, metrology, and display sales.
•	Software sales grew 14 percent with broadening adoption in automotive and specialty device markets.

Key Financial Data for the Quarters Ended December 31, 2018,

September 30, 2018, and December 31, 2017

(in thousands, except per share amounts)

US GAAP
	December 2018	September 2018	December 2017
Revenue	$62,780	$60,432	$60,081
Gross profit margin	52.0%	52.0%	53.5%
Operating income	$9,316	$7,629	$11,391
Net income (loss)	$8,082	$7,187	$(804)
Net income (loss) per diluted share	$0.26	$0.22	$(0.03)

US NON-GAAP
	December 2018	September 2018	December 2017
Revenue	$62,780	$60,432	$60,081
Gross profit margin	52.1%	52.1%	53.6%
Operating income	$10,886	$9,304	$13,059
Net income	$9,164	$8,504	$9,437
Net income per diluted share	$0.29	$0.26	$0.29

Michael Plisinski, chief executive officer, commented, “The fourth quarter results are a combination of some very successful wins for Rudolph for our customers’ leading-edge products against a general decline in DRAM and NAND memory, softening smartphone demand, and uncertain macroeconomic conditions. The recent orders for our new Dragonfly G2 and NovusEdge systems provide clear return on investment results from our ongoing R&D spending. The Rudolph team continues to build out the foundation for long term sustainable growth. By focusing on customer’s high value problems and leveraging our broad portfolio of technology we are playing an important role in enabling the next generation of 3D and 2.5D chip packaging.

He continued, “We ended the year with another record for revenue. More importantly, we continue to invest in the expansion of our addressable markets where we see the opportunity to apply our ability to provide solutions to a growing set of customers and markets ranging across bare wafer inspection, front-end metrology, back-end lithography, 2D/3D inspection and metrology, and high definition displays. While we cannot control the overall market conditions in 2019, we will continue our commitment to developing the tools our customers need to improve the yields and reliability of their future products.”

Fourth Quarter 2018 GAAP Financial Results

Fourth quarter revenue totaled $62.8 million, an increase of 4 percent compared with $60.4 million for the third quarter of 2018 and $60.1 million in the fourth quarter of 2017.  The quarter gross margin was 52 percent of revenues, in both the fourth and third quarters of 2018.  For the full year, gross margin was 54 percent compared to 53 percent in 2017 due to strong software, metrology and display system sales during the year.

Operating expenses for the fourth quarter of 2018 totaled $23.4 million, compared to $23.8 million in the 2018 third quarter and $20.7 million in the fourth quarter of 2017.  The increase in operating expenses over the prior year was primarily due to the Company’s initiative to enter the display market, an increase in compensation expense and an increase in third party commissions.

GAAP net income for the fourth quarter of 2018 was $8.1 million, or $0.26 per diluted share, compared with a net income of $7.2 million, or $0.22 per diluted share, for the 2018 third quarter. In the fourth quarter of 2017, the Company had a net loss of ($0.8) million or ($0.03) per share.  The increase in GAAP net income over the prior year period was primarily due to a transition adjustment associated with the 2017 Tax Cut and Jobs Act and an increase in revenue between the periods.

Fourth Quarter Non-GAAP Financial Results

Fourth quarter 2018 non-GAAP net income was $9.2 million, or $0.29 detailed in the attached table. Third quarter of 2018, non-GAAP net income was $8.5 million, or $0.26 per diluted share. In the fourth quarter 2017 non-GAAP net income was $9.4 million, or $0.29 per diluted share.

Balance Sheet

At December 31, 2018, cash and marketable securities decreased $19.2 million over the previous quarter to $175.1 million. In the fourth quarter, we completed the purchase of shares under a previously Board authorized stock repurchase program.  In addition, our Board of Directors authorized a new $40 million plan.  During the fourth quarter, we repurchased $21.0 million of our stock under both these plans. Those purchases were the main contributor to the decrease in cash for the quarter.  Cash provided by operating activities was $35.1 million for the year and represented another strong cash generation year. Accounts receivable decreased in the quarter to $64.2 million with our days sales outstanding decreasing to 92 days.  Inventory increased to $96.8 million primarily due to inventory increases for the Company’s display market initiative and advanced packaging lithography business.

Outlook

The Company is currently anticipating revenue for the first quarter ended March 31, 2019 to be in the range of $56M to $63M.  The Company is also expecting diluted GAAP net income per share to be in the range of $0.14 to $0.20 and non-GAAP net income per diluted share to be in the range of $0.19 to $0.25.

Conference Call

Rudolph Technologies will discuss its 2018 fourth quarter results on a conference call it is hosting today at 4:30 PM EST.  To participate in the call, please dial 888-254-3590 (Domestic) or +1-323-994-2093 (International), reference confirmation code # 751-0325 least five (5) minutes prior to the scheduled start time. A live webcast will also be available on the Company’s website at www.rudolphtech.com

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software.

There will be a replay of the conference call available from 8:00 p.m. EST on February 4 until 11:59 p.m. EST on February 11, 2019. To access the replay, please dial 888-203-1112 (Domestic) or +1-719-457-0820 (International) at any time during that period and use confirmation code # 751-0325.

A replay will also be available on the Company’s website at www.rudolphtech.com.

Discussion of Non-GAAP Financial Measures

The Company has provided in this release non-GAAP financial information including non-GAAP gross profit, operating income, net income, and net income per diluted share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the Company’s financial results to assess operational performance. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the Company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the Company uses in making operating decisions and because the Company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the Company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

The financial statements provided with this release include a reconciliation of the non-GAAP financial measures to those measures reported in accordance with GAAP.

The Company’s non-GAAP financial measures, used in this press release, reflect adjustments based on the following items:

Share-based compensation expense.   These expenses relate to employee restricted stock units and employee stock options. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results.

Amortization of intangibles.  The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Patent litigation fees and income. The Company, from time to time, may incur charges or benefits that are outside of the ordinary course of the Company’s business related to litigation. The Company believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of the Company’s business and because of the singular nature of the claims underlying the matter.

Net tax provision (benefit) adjustments.  This line item represents the income tax effects of the non-GAAP items.

Tax reform. The Tax Cuts and Jobs Act impacted the Company’s 2017 results primarily due to (i) a one-time non-cash tax expense estimated at $8 million, reflecting the revaluation of its net deferred tax asset using a U.S. federal tax rate of 21%, (ii) a one-time transition tax estimated at $1.5 million on its unremitted foreign earnings and profits, which are offset by utilized foreign tax credits estimated at $1.6 million and (iii) a valuation allowance associated with any remaining foreign tax credits of $1.5 million, which may not be utilized in future periods. The Company will continue to evaluate the impact of tax reform during the measurement period.

About Rudolph Technologies

Rudolph Technologies, Inc. is a leader in the design, development, manufacture and support of defect inspection, lithography, process control metrology, and process control software used by semiconductor and advanced packaging device manufacturers worldwide. Rudolph delivers comprehensive solutions throughout the fab with its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market of their devices.  Headquartered in Wilmington, Massachusetts, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company’s website at www.rudolphtech.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include Rudolph’s business momentum and future growth; the benefit to customers of Rudolph’s products and customer service; Rudolph’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position; Rudolph’s expectations regarding the semiconductor market outlook; Rudolph’s first quarter 2019 financial outlook; as well as other matters that are not purely historical data. Rudolph wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph’s control.  Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; and fluctuations in customer capital spending. Additional information and considerations regarding the risks faced by Rudolph are available in Rudolph’s Form 10-K report for the year ended December 31, 2017 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Rudolph’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

For more information, please contact: Investors: Michael Sheaffer Senior Director, Corp. Communications 978.253.6273 Mike.Sheaffer@rudolphtech.com

(Financial tables follow)

RUDOLPH TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) - (Unaudited)

	December 31, 2018	December 31, 2017
		(Audited)
ASSETS
Current assets
Cash, cash equivalents and marketable securities	$175,072	$177,359
Accounts receivable, net	64,194	65,283
Inventories	96,820	67,521
Prepaid and other assets	14,821	11,919
Total current assets	350,907	322,082
Net property, plant and equipment	18,874	17,342
Intangibles, net	29,943	31,127
Other assets	18,316	15,371
Total assets	$418,040	$385,922

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$30,681	$26,800
Other current liabilities	14,310	15,507
Total current liabilities	44,991	42,307
Other non-current liabilities	11,161	10,461
Total liabilities	56,152	52,768
Stockholders’ equity	361,888	333,154
Total liabilities and stockholders’ equity	$418,040	$385,922

(Financial tables to follow)

RUDOLPH TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) - (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Revenue	$62,780	$60,432	$60,081	$273,784	$255,098
Cost of revenue	30,112	28,978	27,955	125,505	120,503
Gross profit	32,668	31,454	32,126	148,279	134,595
Operating expenses:
Research and development	12,224	12,313	10,810	49,053	46,986
Selling, general and administrative	10,741	11,128	9,501	46,608	39,381
Amortization	387	384	424	1,534	1,940
Patent litigation income	—	—	—	—	(13,000)
Total operating expenses	23,352	23,825	20,735	97,195	75,307
Operating income	9,316	7,629	11,391	51,084	59,288
Interest income, net	(732)	(607)	(313)	(2,206)	(971)
Other expense (income), net	34	(132)	(76)	(56)	457
Income before income taxes	10,014	8,368	11,780	53,346	59,802
Provision for income taxes	1,932	1,181	12,584	8,250	26,893
Net income (loss)	$8,082	$7,187	$(804)	$45,096	$32,909
Earnings (loss) per share:
Basic	$0.26	$0.23	$(0.03)	$1.42	$1.05
Diluted	$0.26	$0.22	$(0.03)	$1.40	$1.02
Weighted average shares outstanding:
Basic	31,268	31,901	31,597	31,671	31,491
Diluted	31,645	32,408	31,597	32,200	32,162

(Financial tables to follow)

RUDOLPH TECHNOLOGIES, INC.

NON-GAAP FINANCIAL SUMMARY

(In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Revenue	$62,780	$60,432	$60,081	$273,784	$255,098
Gross profit	$32,704	$31,462	$32,193	$148,499	$134,884
Gross margin as percentage of revenue	52.1%	52.1%	53.6%	54.2%	52.9%
Operating expenses	$21,818	$22,158	$19,134	$89,819	$78,368
Operating income	$10,886	$9,304	$13,059	$58,680	$56,516
Operating margin as a percentage of revenue	17.3%	15.4%	21.7%	21.4%	22.2%
Net income	$9,164	$8,504	$9,437	$50,566	$38,900
Net income per diluted share	$0.29	$0.26	$0.29	$1.57	$1.21

RECONCILIATION OF U.S. GAAP GROSS PROFIT,

OPERATING EXPENSES AND OPERATING INCOME TO NON-GAAP

GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME

(In thousands, except percentages) - (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
U.S. GAAP gross profit	$32,668	$31,454	$32,126	$148,279	$134,595
Pre-tax non-GAAP items:
Share-based compensation expense	36	8	67	220	289
Non-GAAP gross profit	$32,704	$31,462	$32,193	$148,499	$134,884
U.S. GAAP gross margin as a percentage of revenue	52.0%	52.0%	53.5%	54.2%	52.8%
Non-GAAP gross margin as a percentage of revenue	52.1%	52.1%	53.6%	54.2%	52.9%
U.S. GAAP operating expenses	$23,352	$23,825	$20,735	$97,195	$75,307
Pre-tax non-GAAP items:
Amortization of intangibles	387	384	424	1,534	1,940
Litigation fees	—	—	(13)	—	2,618
Patent litigation income	—	—	—	—	(13,000)
Share-based compensation expense	1,147	1,283	1,190	5,842	5,381
Non-GAAP operating expenses	21,818	22,158	19,134	89,819	78,368
Non-GAAP operating income	$10,886	$9,304	$13,059	$58,680	$56,516
GAAP operating margin as a percentage of revenue	14.8%	12.6%	19.0%	18.7%	23.2%
Non-GAAP operating margin as a percentage of revenue	17.3%	15.4%	21.7%	21.4%	22.2%

(Financial table to follow)

RUDOLPH TECHNOLOGIES, INC.

RECONCILIATION OF U.S. GAAP NET INCOME TO

NON-GAAP NET INCOME

(In thousands, except share and per share data) - (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
U.S. GAAP net income (loss)	$8,082	$7,187	$(804)	$45,096	$32,909
Pre-tax non-GAAP items
Amortization of intangibles	387	384	424	1,534	1,940
Litigation fees	—	—	(13)	—	2,618
Patent litigation income	—	—	—	—	(13,000)
Share-based compensation expense	1,183	1,291	1,257	6,062	5,670
Net tax benefit adjustments	(488)	(358)	(883)	(2,126)	(693)
Tax reform	—	—	9,456	—	9,456
Non-GAAP net income	$9,164	$8,504	$9,437	$50,566	$38,900
Non-GAAP net income per diluted share	$0.29	$0.26	$0.29	$1.57	$1.21

SUPPLEMENTAL INFORMATION - RECONCILIATION OF FIRST QUARTER 2019

GAAP TO NON-GAAP GUIDANCE (net of tax)

	Low	High
Estimated GAAP net income per diluted share	$0.14	$0.20
Estimated non-GAAP items:
Share-based compensation expense	0.04	0.04
Amortization of intangibles	0.01	0.01
Estimated non-GAAP net income per diluted share	$0.19	$0.25

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